SUBSTITUTE POWER OF ATTORNEY

Pursuant to written powers of attorney, copies of which are attached hereto (the “Powers of Attorney”), the undersigned, Teri L. Champ, has been constituted and appointed true and lawful attorney-in-fact and agent, with full power of substitution and revocation, to do and perform every act and thing whatsoever requisite, necessary or proper to be done in the exercise of the rights and powers granted in said Powers of Attorney, by the following individuals:

Russell Glenn Allen
Vinit K. Asar
Thomas P. Cooper
Cynthia L. Feldmann
Eric Green
Stephen E. Hare
Thomas E. Hartman
Rebecca Hast
Thomas C. Hofmeister
Isaac Kaufman
Thomas F. Kirk
Ron N. May
George E. McHenry
Walter A. Meffert
Andrew C. Morton
Peter Neff
Bennett Rosenthal
Ivan R. Sabel
Richmond L. Taylor

Know all by these presents, that, pursuant to the powers granted to the undersigned in the Powers of Attorney, the undersigned hereby constitutes and appoints each of Thomas E. Hartman, Jessica Lochmann Allen, and Carol Gunther, or any of them acting alone, as substitutes to the undersigned attorney-in-fact, with full power of substitution or revocation, and with full power and authority to do and perform every act and thing whatsoever requisite, necessary or proper to be done in the exercise of the rights and powers granted to the undersigned in said Powers of Attorney. For the avoidance of doubt, the foregoing appointment shall not serve as a revocation of the powers granted to the undersigned herself in the Powers of Attorney.

This Substitute Power of Attorney shall remain in full force and effect unless and until revoked by the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Substitute Power of Attorney to be executed as of this 15th day of August, 2011.

/s/ Teri L. Champ
Teri L. Champ

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below hereby constitutes and appoints Jay W. Freedman, Arthur H. Bill, Thomas L. James, Christian P. Fonss, Timothy C. Maples, Teri L. Champ, Mariel I. Estigarribia and Matthew B. Bronson, or any one of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, to sign any report on Form 3, Form 4 or Form 5, in any such case with respect to his or her beneficial ownership of shares of Hanger Orthopedic Group, Inc., common stock, $.01 par value per share ("Common Stock"), and to file the same with the Securities and Exchange Commission and any exchange or similar system for trading on which the Common Stock is or hereafter becomes listed or qualified for trading or quoting.

Dated: May 8, 2008

                    /s/ Thomas C. Hofmeister
(Signature)

Thomas C. Hofmeister
(Printed Name)

Vice President and Chief Accounting Officer
(Title)